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                                                                    EXHIBIT 99.1

NEWS BULLETIN
                                                     RE:

                                                     PINNACLE ENTERTAINMENT

                                                     330 North Brand Boulevard,
                                                     Suite 1100
                                                     Glendale, California 91203
                                                     TRADED:  NYSE: PNK

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
FOR FURTHER INFORMATION:
  At The Company:                                                       At Coffin Communications Group:
  Dan Lee                   Wade Hundley         Bruce Hinckley         Sean Collins
  Chairman & CEO            COO                  CFO                    Partner
  (818) 662-5900            (818) 662-5900       (818) 662-5900         (818) 789-0100
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FOR IMMEDIATE RELEASE
August 5, 2002

                  PINNACLE ENTERTAINMENT AND THE INDIANA GAMING
                       COMMISSION AGREE TO SETTLEMENT

Glendale, California - August 5, 2002 - Pinnacle Entertainment, Inc. (NYSE: PNK) today announced it executed a settlement with the Indiana Gaming Commission in connection with the previously announced investigation into events surrounding, and claims underlying, lawsuits filed by two former employees. At the Indiana Gaming Commission meeting held July 29, 2002, the Company agreed, among other things, to pay a fine of $2.26 million, suspend gaming operations at Belterra Casino Resort for a 3-day period beginning at 6:00 p.m. on October 6 to 12:01 p.m. on October 9, 2002, build a new 300 guest-room tower within two years and establish a new compliance committee of the Company's Board of Directors.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Forward-looking information involves important risks and uncertainties that could significantly affect future results and accordingly, such results may differ from those expressed in forward-looking statements made by or on behalf of Pinnacle Entertainment. Pinnacle Entertainment cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such statements and factors include, but are not limited to: (a) estimated expenses at Belterra Casino Resort for the period October 6-9, 2002; (b) final investigative, legal and other settlement costs; (c) completion of a 300 guest-room tower at Belterra Casino Resort within two years; and (d) other risks, including those as may be detailed from time to time in Pinnacle Entertainment's filings with the Securities and Exchange Commission ("SEC"). For more information on the potential factors that could affect the Company's financial results, review the Company's filings with the SEC, including the Company's Annual Report on Form 10-K.

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